Exhibit 99.1
Rapid7 Announces Third Quarter 2023 Financial Results

•Annualized recurring revenue (“ARR”) of $777 million, an increase of 14% year-over-year
•Total revenue of $199 million, up 13% year-over-year; Products revenue of $190 million, up 14% year-over-year
•GAAP operating loss of $16 million; Non-GAAP operating income of $37 million
Boston, MA – November 1, 2023 – Rapid7, Inc. (Nasdaq: RPD), a leader in extended risk and threat detection, today announced its financial results for the third quarter of 2023.
“Rapid7 ended the third quarter with $777 million in ARR, driven by strong customer traction and momentum around our consolidated offerings for risk and threat management, which contributed over 40% of new business during the quarter”, said Corey Thomas, Chairman and CEO of Rapid7.
“The work we are doing to align our efforts around the extended SOC and scaling our ability to offer integrated expertise enables us to drive better security outcomes for our customers which, along with our streamlined cost structure, positions us for more profitable growth. As a result, we are reiterating our 2023 free cash flow target, and continue to expect that we will be able to double free cash flow in 2024.”
Third Quarter 2023 Financial Results and Other Metrics

	Three Months Ended September 30,
	2023	2022	% Change
	(dollars in thousands)
Annualized recurring revenue	$776,760	$683,816	14%
Number of customers	11,412	10,791	6%
ARR per customer	$68.1	$63.4	7%
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	Three Months Ended September 30,
	2023	2022	% Change
	(in thousands, except per share data)
Products revenue	$189,876	$166,496	14%
Professional services revenue	8,967	9,269	(3%)
Total revenue	$198,843	$175,765	13%

North America revenue	$155,190	$138,242	12%
Rest of world revenue	43,653	37,523	16%
Total revenue	$198,843	$175,765	13%

GAAP gross profit	$141,013	$121,915
GAAP gross margin	71%	69%
Non-GAAP gross profit	$148,315	$129,089
Non-GAAP gross margin	75%	73%

GAAP loss from operations	$(16,041)	$(23,236)
GAAP operating margin	(8)%	(13)%
Non-GAAP income from operations	$36,773	$13,044
Non-GAAP operating margin	18%	7%

GAAP net loss	$(76,611)	$(28,727)
GAAP net loss per share, basic and diluted	$(1.25)	$(0.49)
Non-GAAP net income	$33,984	$8,599
Non-GAAP net income per share:
Basic	$0.56	$0.15
Diluted	$0.50	$0.14

Adjusted EBITDA	$42,925	$17,930

Net cash provided by operating activities	$3,665	$20,110
Free cash flow	$(582)	$9,657
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.
Recent Business Highlights

•In October, Rapid7 announced that its Managed Detection and Response (“MDR”) service has expanded to include multi-layered endpoint protection, adding next-generation antivirus (“NGAV”) to Velociraptor’s digital forensics and incident response (DFIR) capabilities to proactively prevent breaches.
•In October, Rapid7 announced the opening of its Prague office, which will serve as the hub for technical talent and innovation and the future home of a new Security Operations Center (“SOC”) which will supplement Rapid7's existing SOC facilities, maximize quality and readiness, and enhance the company’s ability to deliver global 24x7 MDR services to its customers.
•In September, Rapid7 issued $300.0 million aggregate principal amount of 1.25% convertible senior notes due 2029 in a private placement, and used proceeds from the offering to repurchase $184.0 million aggregate principal amount of its outstanding 2.25% convertible senior notes due 2025.
•In September, Rapid7 and the University of Southern Florida (“USF”) announced a collaborative cyber training initiative to use the company’s proprietary threat data to train cyber operators for maximum readiness, supported by $1.5 million in funding from the Office of Naval Research (“ONR”) and the National Science Foundation (“NSF”).
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Fourth Quarter and Full-Year 2023 Guidance

Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Fourth Quarter 2023			Full-Year 2023
	(in millions, except per share data)
Annualized recurring revenue				$800	to	$805
Year-over-year growth				12%	to	13%
Revenue	$200	to	$202	$773	to	$775
Year-over-year growth	8%	to	10%	13%
Non-GAAP income from operations	$33	to	$35	$94	to	$96
Non-GAAP net income per share	$0.47	to	$0.49	$1.26	to	$1.29
Weighted average shares outstanding	73.8			72.1
Free cash flow				Approximately $80
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the fourth quarter and full-year 2023 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets and litigation-related expenses. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures.
Conference Call and Webcast Information
Rapid7 will host a conference call today, November 1, 2023, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-330-2384 (domestic) or +1 240-789-2701 (international) with the event code 8484206. The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall
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understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets and litigation-related expenses. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by the weighted average shares used to compute net income (loss) per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2.25% convertible senior notes due 2025, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense because this amount is not indicative of the performance of, or trends in our business, and neither is comparable to the prior period nor predictive of future results.
Litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Change in fair value of derivative assets. The expense for the change in fair value of derivative assets related to our capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
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Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net loss before (1) interest income, (2) interest expense, (3) other income (expense), net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, (9) litigation-related expenses, (10) impairment of long-lived assets and (11) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
Annualized Recurring Revenue (“ARR”). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue and can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the third quarter and full-year 2023, the assumptions underlying such guidance, our free cash flow projections for 2023 and 2024 and our ability to drive profitable growth. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, effectiveness of our restructuring plan, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update
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any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Elizabeth Chwalk
Director, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Kelly Crummey
Corporate Communications
press@rapid7.com
(617) 921-8089

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$182,727	$207,287
Short-term investments	139,434	84,162
Accounts receivable, net	137,690	152,045
Deferred contract acquisition and fulfillment costs, current portion	40,909	34,906
Prepaid expenses and other current assets	35,087	31,907
Total current assets	535,847	510,307
Long-term investments	50,603	9,756
Property and equipment, net	42,449	57,891
Operating lease right-of-use assets	53,275	79,342
Deferred contract acquisition and fulfillment costs, non-current portion	71,654	68,169
Goodwill	536,305	515,631
Intangible assets, net	99,993	101,269
Other assets	9,174	16,626
Total assets	$1,399,300	$1,358,991
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$8,951	$10,255
Accrued expenses	63,388	80,306
Operating lease liabilities, current portion	12,472	12,444
Deferred revenue, current portion	421,898	426,599
Other current liabilities	888	1,663
Total current liabilities	507,597	531,267
Convertible senior notes, non-current portion, net	928,892	815,948
Operating lease liabilities, non-current portion	81,065	85,946
Deferred revenue, non-current portion	29,344	31,040
Other long-term liabilities	14,047	14,864
Total liabilities	1,560,945	1,479,065
Stockholders’ deficit:
Common stock	614	597
Treasury stock	(4,765)	(4,764)
Additional paid-in-capital	873,381	746,249
Accumulated other comprehensive loss	(822)	(1,411)
Accumulated deficit	(1,030,053)	(860,745)
Total stockholders’ deficit	(161,645)	(120,074)
Total liabilities and stockholders’ deficit	$1,399,300	$1,358,991

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Products	$189,876	$166,496	$545,349	$474,643
Professional services	8,967	9,269	27,090	25,961
Total revenue	198,843	175,765	572,439	500,604
Cost of revenue:
Products	51,261	45,957	150,597	135,296
Professional services	6,569	7,893	21,396	24,118
Total cost of revenue	57,830	53,850	171,993	159,414
Total gross profit	141,013	121,915	400,446	341,190
Operating expenses:
Research and development	39,940	48,622	137,048	147,341
Sales and marketing	75,699	75,968	239,322	229,148
General and administrative	17,866	20,561	64,961	62,967
Impairment of long-lived assets	3,553	—	30,784	—
Restructuring	19,996	—	19,996	—
Total operating expenses	157,054	145,151	492,111	439,456
Loss from operations	(16,041)	(23,236)	(91,665)	(98,266)
Other income (expense), net:
Interest income	2,545	498	6,000	853
Interest expense	(56,515)	(2,749)	(62,005)	(8,200)
Other income (expense), net	(4,518)	(2,205)	(18,093)	(5,211)
Loss before income taxes	(74,529)	(27,692)	(165,763)	(110,824)
Provision for income taxes	2,082	1,035	3,545	2,508
Net loss	$(76,611)	$(28,727)	$(169,308)	$(113,332)
Net loss per share, basic and diluted	$(1.25)	$(0.49)	$(2.80)	$(1.95)
Weighted-average common shares outstanding, basic and diluted	61,065,157	58,730,651	60,506,082	58,229,872

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(76,611)	$(28,727)	$(169,308)	$(113,332)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	11,649	10,195	34,528	30,587
Amortization of debt issuance costs	1,041	1,046	3,061	3,036
Stock-based compensation expense	23,768	30,971	84,836	92,304
Impairment of long-lived assets	3,553	—	30,784	—
Change in fair value of derivative assets	2,851	—	15,511	—
Induced conversion expense	53,889	—	53,889	—
Other	1,203	1,547	5,626	3,828
Change in operating assets and liabilities:
Accounts receivable	(2,682)	3,278	12,428	21,425
Deferred contract acquisition and fulfillment costs	(3,525)	(2,919)	(9,488)	(7,999)
Prepaid expenses and other assets	4,033	5,224	5,433	(5,303)
Accounts payable	27	4,947	(1,255)	8,504
Accrued expenses	(6,000)	252	(17,968)	(12,241)
Deferred revenue	(8,150)	(4,886)	(6,367)	18,297
Other liabilities	(1,381)	(818)	(898)	(1,144)
Net cash provided by operating activities	3,665	20,110	40,812	37,962
Cash flows from investing activities:
Business acquisition, net of cash acquired	—	—	(34,841)	—
Purchases of property and equipment	(295)	(5,863)	(3,999)	(13,087)
Capitalization of internal-use software costs	(3,952)	(4,590)	(13,033)	(12,648)
Purchases of investments	(113,756)	(35,489)	(194,013)	(94,486)
Sales/maturities of investments	35,000	26,050	100,700	86,379
Other investments	—	(500)	—	(1,000)
Net cash used in investing activities	(83,003)	(20,392)	(145,186)	(34,842)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $7,200	292,800	—	292,800	—
Purchase of capped calls related to convertible senior notes	(36,570)	—	(36,570)	—
Payment of debt issuance costs	—	—	—	(71)
Payments for repurchase of convertible senior notes	(199,998)	—	(199,998)	(12)
Payments related to business acquisitions	—	—	(2,250)	(300)
Proceeds from capped call settlement	17,518	—	17,518	—
Taxes paid related to net share settlement of equity awards	(1,421)	(1,637)	(4,012)	(6,743)
Proceeds from employee stock purchase plan	5,149	6,233	11,323	11,943
Proceeds from stock option exercises	302	416	2,984	1,621
Net cash provided by financing activities	77,780	5,012	81,795	6,438
Effects of exchange rates on cash, cash equivalents and restricted cash	(1,673)	(2,036)	(2,010)	(5,707)
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,231)	2,694	(24,589)	3,851
Cash, cash equivalents and restricted cash, beginning of period	186,446	166,174	207,804	165,017
Cash, cash equivalents and restricted cash, end of period	$183,215	$168,868	$183,215	$168,868

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP gross profit	$141,013	$121,915	$400,446	$341,190
Add: Stock-based compensation expense[1]	2,527	2,745	8,348	7,610
Add: Amortization of acquired intangible assets[2]	4,775	4,429	13,993	14,117
Non-GAAP gross profit	$148,315	$129,089	$422,787	$362,917
Non-GAAP gross margin	74.6%	73.4%	73.9%	72.5%

GAAP gross profit - Products	$138,615	$120,539	$394,752	$339,347
Add: Stock-based compensation expense	1,940	2,006	6,332	5,513
Add: Amortization of acquired intangible assets	4,775	4,429	13,993	14,117
Non-GAAP gross profit - Products	$145,330	$126,974	$415,077	$358,977
Non-GAAP gross margin - Products	76.5%	76.3%	76.1%	75.6%

GAAP gross profit - Professional services	$2,398	$1,376	$5,694	$1,843
Add: Stock-based compensation expense	587	739	2,016	2,097
Non-GAAP gross profit - Professional services	$2,985	$2,115	$7,710	$3,940
Non-GAAP gross margin - Professional services	33.3%	22.8%	28.5%	15.2%

GAAP loss from operations	$(16,041)	$(23,236)	$(91,665)	$(98,266)
Add: Stock-based compensation expense[1]	23,768	30,971	84,836	92,304
Add: Amortization of acquired intangible assets[2]	5,497	5,309	16,409	16,755
Add: Acquisition-related expenses[3]	—	—	363	—
Add: Litigation-related expenses[4]	—	—	—	115
Add: Impairment of long-lived assets	3,553	—	30,784	—
Add: Restructuring expense	19,996	—	19,996	—
Non-GAAP income from operations	$36,773	$13,044	$60,723	$10,908

GAAP net loss	$(76,611)	$(28,727)	$(169,308)	$(113,332)
Add: Stock-based compensation expense[1]	23,768	30,971	84,836	92,304
Add: Amortization of acquired intangible assets[2]	5,497	5,309	16,409	16,755
Add: Acquisition-related expenses[3]	—	—	363	—
Add: Litigation-related expenses[4]	—	—	—	115
Add: Amortization of debt issuance costs	1,041	1,046	3,061	3,036
Add: Induced conversion expense	53,889	—	53,889	—
Add: Change in fair value of derivative assets	2,851	—	15,511	—
Add: Impairment of long-lived assets	3,553	—	30,784	—
Add: Restructuring expense	19,996	—	19,996	—
Non-GAAP net income (loss)	$33,984	$8,599	$55,541	$(1,122)
Add: Interest expense of convertible senior notes[5]	604	375	1,354	—
Numerator for non-GAAP earnings per share calculation	$34,588	$8,974	$56,895	$(1,122)

Weighted average shares used in GAAP earnings per share calculation, basic and diluted	61,065,157	58,730,651	60,506,082	58,229,872

Dilutive effect of convertible senior notes[5]	6,960,346	5,803,831	6,960,346	—
Dilutive effect of employee equity incentive plans[6]	873,718	1,063,389	1,919,771	—
Weighted average shares used in non-GAAP earnings per share calculation, diluted	68,899,221	65,597,871	69,386,199	58,229,872

Non-GAAP net income (loss) per share:
Basic	$0.56	$0.15	$0.92	$(0.02)
Diluted	$0.50	$0.14	$0.82	$(0.02)

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$2,527	$2,745	$8,348	$7,610
Research and development	8,436	13,400	30,575	40,349
Sales and marketing	7,106	8,047	23,087	23,251
General and administrative	5,699	6,779	22,826	21,094

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,775	$4,429	$13,993	$14,117
Sales and marketing	652	685	1,956	2,053
General and administrative	70	195	460	585

[3] Includes acquisition-related expenses as follows:
General and administrative	$—	$—	363	$—

[4] Includes litigation-related expenses as follows:
General and administrative	$—	$—	$—	$115

5 We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three and nine months ended September 30, 2023, the 2027 and the 2029 Notes were dilutive and the 2025 Notes were anti-dilutive.

6 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

RAPID7, INC.
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net loss	$(76,611)	$(28,727)	$(169,308)	$(113,332)
Interest income	(2,545)	(498)	(6,000)	(853)
Interest expense	56,515	2,749	62,005	8,200
Other (income) expense, net	4,518	2,205	18,093	5,211
Provision for income taxes	2,082	1,035	3,545	2,508
Depreciation expense	3,343	3,479	10,929	10,008
Amortization of intangible assets	8,306	6,716	23,599	20,579
Stock-based compensation expense	23,768	30,971	84,836	92,304
Acquisition-related expenses	—	—	363	—
Litigation-related expenses	—	—	—	115
Impairment of long-lived assets	3,553	—	30,784	—
Restructuring expense	19,996	—	19,996	—
Adjusted EBITDA	$42,925	$17,930	$78,842	$24,740

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$3,665	$20,110	$40,812	$37,962
Less: Purchases of property and equipment	(295)	(5,863)	(3,999)	(13,087)
Less: Capitalized internal-use software costs	(3,952)	(4,590)	(13,033)	(12,648)
Free cash flow	$(582)	$9,657	$23,780	$12,227